Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew Intrater and Michael Sloan, and each of them, as his true and lawful attorney or attorneys-in-fact and agent or agents, with the full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf in his or her capacity as an officer and/or a member of the board of directors of Columbus Acquisition Corp., a Delaware corporation (the “Company”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and any or all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the other, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of March 20, 2008.

/s/ Andrew Intrater
Andrew Intrater

/s/ Michael Sloan
Michael Sloan

/s/ Michael W. Ernestus
Michael W. Ernestus

/s/ Barry J. Rourke
Barry J. Rourke

/s/ Eric Zachs
Eric Zachs

/s/ Rolf Zimmermann
Rolf Zimmermann

/s/ Jason Lustig
Jason Lustig